TRUSTCO BANK CORP NY

                  5 Sarnowski Drive, Glenville, New York 12302

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS





To Shareholders Of TrustCo Bank Corp NY:

Notice is hereby given that the Annual Meeting of Shareholders of TrustCo Bank Corp NY ("TrustCo"), a New York corporation, will be held at TrustCo's Trust Building, 192 Erie Boulevard, Schenectady, New York 12305, on May 20, 2002, at 10:00~a.m. local time, for the purpose of voting upon the following matters:

1. Election of directors.

2. Ratification of the appointment of KPMG LLP as independent auditors for 2002.

3. Any other business that properly may be brought before the meeting or any adjournment thereof.




                                         By Order of the Board of Directors,



                                         Henry C. Collins
                                         Secretary


April 5, 2002





PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER YOU PLAN TO ATTEND THE MEETING OR NOT. YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE MEETING, OR AT THE MEETING.

                              TRUSTCO BANK CORP NY


                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                  May 20, 2002



     This proxy statement is furnished in connection with the solicitation by the Board of Directors of TrustCo Bank Corp NY ("TrustCo"), a New York corporation, of proxies to be voted at the Annual Meeting of Shareholders to be held at 10:00~a.m. local time on Monday, May 20, 2002, at TrustCo's Trust Building, 192 Erie Boulevard, Schenectady, New York 12305. This proxy statement and the form of proxy were first mailed to shareholders on or about April~5, 2002. Any shareholder executing a proxy solicited hereby has the power to revoke it by giving written notice to the Secretary of TrustCo at any time prior to the exercise of the proxy.

     TrustCo will solicit proxies primarily by mail, although proxies also may be solicited by directors, officers, and employees of TrustCo and Trustco Bank, National Association, Glenville, New York ("Trustco Bank"), a wholly-owned subsidiary of TrustCo, personally or by telephone, but such persons will receive no additional compensation for such services. TrustCo has also retained Regan & Associates, Inc. to aid in the solicitation of proxies for a solicitation fee of $4,500 plus expenses. The entire cost of this solicitation will be paid by TrustCo.

     Only shareholders of record of TrustCo's common stock at the close of business on March 25, 2002 are entitled to notice of and to vote at the Annual Meeting. Each shareholder of record on that date is entitled to one vote for each share of TrustCo common stock held by them. Abstentions on properly executed proxy cards will be counted for purposes of determining a quorum at the meeting; however, shares not voted by brokers and other entities holding shares on behalf of beneficial owners will not be so counted. Such abstentions and broker non-votes will not be counted in calculating voting results on those matters for which the shareholder has abstained or the broker has not voted. As of March~1, 2002, there were 71,953,097 outstanding shares of TrustCo's common stock.

     Whole shares of common stock held for the account of shareholders participating in TrustCo's Dividend Reinvestment and Stock Purchase Plan will be voted in the same manner as those shareholders authorize their shares held of record to be voted. If shareholders return a signed proxy card but fail to instruct how the shares registered in their names shall be voted, the shares held in their dividend reinvestment accounts will be voted "for" the election of TrustCo's nominees and "for" the ratification of KPMG LLP as TrustCo's independent auditor.

                               THE ANNUAL MEETING

     A description of the items to be considered at the Annual Meeting and other information is set forth below.

Item 1.  Election of Directors

     The first item to be acted upon at the Annual Meeting is the election of three directors to serve on the TrustCo Board of Directors, each of whom shall serve for a three-year term. The nominees for election as directors for terms expiring at TrustCo's 2005 Annual Meeting are Robert T. Cushing, Richard J. Murray, Jr., and William D. Powers.

     TrustCo's Amended and Restated Certificate of Incorporation provides that TrustCo's Board of Directors will consist of not less than seven nor more than twenty members, with, under TrustCo's Bylaws, the total number of directors to be fixed by resolution of the board or the shareholders. Currently, the number of directors is fixed at ten.

     TructCo's Certificate of Incorporation and Bylaws require TrustCo's board to be divided into three classes, as nearly equal in number as possible, with one class to be elected each year for a term of three years. Directors who reach the mandatory retirement age of 75 during their term of office cease to be directors and must vacate their office. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason may be filled by the vote of a majority of the directors then in office. Directors who are elected by the Board of Directors shall hold office until the next meeting of shareholders at which the election of directors is in the regular order of business. Each nominee must receive the affirmative vote of a majority of the outstanding shares of TrustCo common stock in order to be elected a director.

     The pages that follow set forth information regarding TrustCo's nominees, as well as information regarding the remaining members of TrustCo's board. Proxies will be voted in accordance with the specific instructions contained therein. Shares will be voted "for" the election of TrustCo's nominees unless contrary instructions are set forth on the enclosed TrustCo proxy card. If any such nominee becomes unavailable to serve, the shares represented by all valid proxies will be voted for the election of such other person as TrustCo's board may recommend, or the board may reduce the number of directors to eliminate the vacancy. Each of TrustCo's nominees has consented to being named in this Proxy Statement and to serve if elected. The Board of Directors has no reason to believe that any nominee will decline or be unable to serve if elected.

     Information with regard to the business experience of each director and the ownership of common stock on December~31, 2001 has been furnished by each director or has been obtained from TrustCo's records. TrustCo's common stock is the only class of equity security outstanding.


                  INFORMATION ON TRUSTCO DIRECTORS AND NOMINEES
                NOMINEES FOR ELECTION AS TRUSTCO DIRECTORS(1) FOR
                        THREE-YEAR TERM TO EXPIRE IN 2005


                                                                          Shares of TrustCo Common Stock
                                                                                 Beneficially Owned
---------------------------------------------------------------------- ----------------------- -----------------------
                   Name and Principal Occupation(2)                        No. of Shares (3)       Percent of Class
---------------------------------------------------------------------- ----------------------- -----------------------
---------------------------------------------------------------------- ----------------------- -----------------------

Robert  T.  Cushing,  Age 46,  Executive  Officer  of  TrustCo  (Vice       931,066                     1.29
President and Chief Financial  Officer) and Trustco Bank (Senior Vice
President  and  Chief  Financial  Officer).  Joined  Trustco  Bank in
1994.  Director of TrustCo and Trustco Bank since 2001.

Richard J. Murray, Jr., Age 73, Chief Executive Officer, R. J. Murray       701,995                        *
Co., Inc. (air-conditioning and heating distributors).  Director of
TrustCo and Trustco Bank since 1985.

William D.  Powers,  Age 60,  Partner,  Powers,  Crane & Company,  LLC       34,623                        *
(consultants);  former Chairman,  New York Republican State Committee.
Director of TrustCo and Trustco Bank since 1995.





                             OTHER TRUSTCO DIRECTORS
                                                                         Shares of TrustCo Common Stock
                                                                                Beneficially Owned
---------------------------------------------------------------------- ----------------------- -----------------------
                  Name and Principal Occupation(2)                       No. of Shares (3)        Percent of Class
---------------------------------------------------------------------- ----------------------- -----------------------
---------------------------------------------------------------------- ----------------------- -----------------------

Barton A. Andreoli,  Age 62,  President,  Towne  Construction & Paving          45,547                    *
Corp.  Director of TrustCo and Trustco Bank since 1993.

Joseph A. Lucarelli,  Age 61,  President,  Bellevue  Builders  Supply,          50,468                    *
Inc.  Director of TrustCo and Trustco Bank since 1999.

Anthony J. Marinello,  M.D.,  Ph.D.,  Age 46,  Physician.  Director of          40,133                    *
TrustCo and Trustco Bank since 1996.


___________________
See footnotes on page 5.


                       OTHER TRUSTCO DIRECTORS (continued)
                                                                        Shares of TrustCo Common Stock
                                                                               Beneficially Owned
---------------------------------------------------------------------- ----------------------- ----------------------
                  Name and Principal Occupation(2)                       No. of Shares (3)       Percent of Class
---------------------------------------------------------------------- ----------------------- ----------------------

Robert A.  McCormick,  Age 65,  President of TrustCo and Trustco Bank        3,204,646                 4.30
since  1982.  President  and Chief  Executive  Officer of TrustCo and
Trustco  Bank since 1984.  Chairman of TrustCo and Trustco Bank since
2001.  Director of TrustCo and Trustco Bank since 1980.

Nancy  A.  McNamara,  Age  52,  Executive  Officer  of  TrustCo  (Vice       1,289,938                 1.78
President)  since 1992 and Trustco Bank (Senior Vice President)  since
1988.  Joined  Trustco  Bank in 1971.  Director of TrustCo and Trustco
Bank since 1991.

James H. Murphy,  D.D.S.,  Age 73,  Orthodontist.  Director of TrustCo          71,508                    *
and Trustco Bank since 1991.

William J. Purdy, Age 67,  President,  Welbourne & Purdy Realty,  Inc.          43,270                    *
Director of TrustCo and Trustco Bank since 1991.




                    INFORMATION ON TRUSTCO EXECUTIVE OFFICERS
                                NOT LISTED ABOVE
                                                                        Shares of TrustCo Common Stock
                                                                               Beneficially Owned
---------------------------------------------------------------------- ----------------------- ----------------------
                  Name and Principal Occupation(2)                       No. of Shares (3)       Percent of Class
---------------------------------------------------------------------- ----------------------- ----------------------

Henry C.  Collins,  Age 47,  Executive  Officer of TrustCo and Trustco          72,792                  *
Bank  (Secretary)  since  2001.   Administrative  Vice  President  and
General  Counsel of Trustco  Bank since 1995.  Joined  Trustco Bank in
1994.

Robert J.  McCormick,  Age 38,  Executive  Officer of  TrustCo  (Vice          659,917                  *
President)  and Trustco  Bank  (Senior  Vice  President)  since 2001.
Joined  Trustco  Bank in  1995.  Robert  J.  McCormick  is the son of
Robert  A.  McCormick,   Chairman,  President,  and  Chief  Executive
Officer of TrustCo and Trustco Bank.

                           ~~
See footnotes on page 5.


TRUSTCO DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS AS A GROUP (12 INDIVIDUALS) BENEFICIALLY OWN 7,145,903 SHARES OF COMMON STOCK, WHICH REPRESENT 9.25% OF THE OUTSTANDING SHARES.

Footnotes:

(1) Directors of TrustCo Bank Corp NY are also directors of Trustco Bank and Trustco Savings Bank.
(2) Each of the directors has held, or retired from, the same position or another executive position with the same employer during the past five years, except William D. Powers, who formed Powers, Crane & Company, LLC, in 2001 after serving as Chairman of the New York Republican State Committee for at least the previous five years.
(3) Each director and executive officer named herein has sole voting and investment power with respect to the shares listed above except as noted below. Voting or investment power is shared by the spouse or other immediate family members with respect to the number of shares indicated for the following directors or officers: Anthony J. Marinello, 774 shares; Robert J. McCormick,
7,656 shares. Voting or investment power is held by the spouse or other immediate family members with respect to the number of shares indicated for the following directors or officers, each of whom disclaims beneficial ownership of such securities: Robert T. Cushing, 191,844 shares; Anthony J. Marinello, 9,144 shares; Robert A. McCormick, 68,994 shares; and Nancy A. McNamara, 2,493 shares. Voting authority for 27,128 shares owned beneficially by Robert J. McCormick is vested in Trustco Bank as trustee for a trust, the beneficiary of which is Robert J. McCormick. The amount of shares with respect to Robert J. McCormick includes 147,568 shares beneficially owned in his capacity as trustee but for which Robert J. McCormick has no other beneficial interest, and options to acquire 265,498 shares that are held in a trust for the benefit of Robert J. McCormick. The number of shares owned by each of the directors and executive officers includes options to acquire the following number of shares: Barton A. Andreoli, 27,831 shares; Henry C. Collins, 50,811 shares; Robert T. Cushing, 736,289 shares; Joseph A. Lucarelli, 5,290 shares; Anthony J. Marinello, 18,499 shares; Robert A. McCormick, 2,777,682 shares; Robert J. McCormick, 176,948 shares; Nancy A. McNamara, 1,038,665 shares; James H. Murphy,~D.D.S., 38,450 shares; Richard J. Murray, Jr., 7,935 shares; William D. Powers, 10,977 shares; and William J. Purdy, 38,450 shares.
*        Less than 1%.

Director Fees, Committees and Attendance

     TrustCo's board held eight meetings during 2001. Each director attended at least 80% or more of the aggregate of the meetings of the TrustCo board and of the committees on which he or she served. Average attendance at both board and committee meetings was 97.2%. Each director who is not an employee of TrustCo, Trustco Bank, or Trustco Savings Bank currently receives for his services as director a fee in the amount of $2,750 for each meeting attended of the TrustCo, Trustco Bank, or Trustco Savings Bank Board of Directors, and $1,375 per meeting attended of any TrustCo, Trustco Bank, or Trustco Savings Bank committee of which he or she is a member. Directors who are employees of TrustCo, Trustco Bank, or Trustco Savings Bank do not receive directors' fees or other additional remuneration for Board of Directors' meetings or for special assignments.

     TrustCo directors who are not also employees of TrustCo or its subsidiaries are eligible to participate in the TrustCo Bank Corp NY Directors Performance Bonus Plan, which was adopted by the TrustCo board in 1997. Under the Directors Performance Bonus Plan, non-employee directors are eligible to be awarded "units," the value of which is based upon the appreciation in value of TrustCo's common stock between the date of the award and the occurrence of a "change in control" as defined in the Directors Performance Bonus Plan. The units so awarded vest, and payments under the Directors Performance Bonus Plan are to be made, only upon the occurrence of a change in control. Each non-employee director has been awarded 34,981 units under the Directors Performance Bonus Plan at a base price of $5.95 per unit (except for Mr. Lucarelli, whose base price is $8.59 per unit) (after adjustment to reflect the 15% stock split on November~13, 2001, a 15% stock split on November 14, 2000, and a two for one stock split on November~12, 1999). In accordance with the TrustCo Bank Corp NY Directors Stock Option Plan, on March 16, 2001 each nonemployee director was awarded 2,645 stock options with an exercise price of $9.62, after adjustment to reflect the 15% stock split on November 13, 2001.

     TrustCo's Nominating Committee held one meeting in 2001. The four directors currently serving on the Nominating Committee are Robert A.~McCormick (Chairman), Barton~A. Andreoli, Robert T. Cushing, and Richard J.~Murray, Jr. The function of the Nominating Committee is to consider and recommend to TrustCo's Board of Directors nominees for election to the board. Each of the nominees slated for election at the Annual Meeting is an incumbent and was considered and selected by the Board of Directors upon the recommendation of the Nominating Committee. The Nominating Committee will consider written recommendations by shareholders for nominees for election to the board. Such written recommendations must be delivered or mailed to the board not less than 14 and not more than 50 days prior to any meeting of Shareholders called for the election of directors, or not later than 7 days prior to the meeting if less than 21 days' notice of the meeting is provided.

     TrustCo's Audit Committee held four meetings in 2001. The three directors serving on the Audit Committee are Richard J.~Murray, Jr. (Chairman), James H.~Murphy, D.D.S., and William J.~Purdy. The function of the Audit Committee is to review TrustCo's, Trustco Bank's, and Trustco Savings Bank's internal audit procedures, and also to review the adequacy of internal accounting controls for TrustCo, Trustco Bank, and Trustco Savings Bank. In addition, the Audit Committee annually recommends the use of particular external audit firms by TrustCo, Trustco Bank, and Trustco Savings Bank in the coming year, after reviewing performance of the existing vendors and available audit resources. Please refer to the discussion under "Audit Committee Report" below for a more detailed description of the Audit Committee's activities.

     TrustCo's Stock Option Committee held two meetings in 2001. The three directors serving on the Stock Option Committee are Joseph A. Lucarelli (Chairman), Barton A. Andreoli, and William D.~Powers. The function of the Stock Option Committee is to administer the 1995 TrustCo Bank Corp NY Stock Option Plan, as well as the Directors Performance Bonus Plan and the TrustCo Bank Corp NY Performance Bonus Plan, which were adopted by the board in 1997.

     The Personnel Advisory Committee of Trustco Bank held two meetings in 2001. The three directors serving on the Personnel Advisory Committee are Joseph A. Lucarelli (Chairman), Barton~A. Andreoli, and William D. Powers. The function of the Personnel Advisory Committee is to review general compensation practices of Trustco Bank and Trustco Savings Bank and to recommend to the Board of Directors of Trustco Bank the salary and benefits for Trustco Bank's three executive officers who are also directors of TrustCo.

TrustCo Executive Officers

     The current executive officers of TrustCo are Chairman, President, and Chief Executive Officer Robert~A. McCormick; Vice President and Chief Financial Officer Robert~T. Cushing; Vice Presidents Robert J. McCormick and Nancy~A. McNamara; and Secretary Henry C. Collins.

Trustco Bank Executive Officers

     The current executive officers of Trustco Bank are Chairman, President, and Chief Executive Officer Robert~A. McCormick; Senior Vice President and Chief Financial Officer Robert~T. Cushing; Senior Vice Presidents Robert J. McCormick and Nancy~A. McNamara; and Administrative Vice President, Secretary, and General Counsel Henry C. Collins.

Trustco Savings Bank Executive Officers

     The current executive officers of Trustco Savings Bank are Chairman Robert~A. McCormick; President and Chief Executive Officer Robert~T. Cushing; Administrative Vice President Robert J. McCormick; Vice President and Chief Financial Officer Linda C. Christensen; Vice President and Chief Lending Officer Donald J. Csaposs; and Secretary Henry~C. Collins.

TrustCo, Trustco Bank and Trustco Savings Bank Executive Officer Compensation

     The following table sets forth, for the fiscal year ended December~31, 2001, the compensation paid to or accrued on behalf of each of the five most highly compensated executive officers of TrustCo, Trustco Bank, and Trustco Savings Bank. The value of incidental personal benefits, which may not be directly related to job performance, has been included, where applicable, according to the Securities and Exchange Commission requirements. Each of the executive officers described in the following table, except Henry C. Collins, has an employment agreement and a supplemental retirement agreement described in subsequent pages.



                                                Summary Compensation Table
                                                                                                         Long Term
                                                                                                       Compensation
                                                   Annual Compensation                                    Awards
                                                                                                       Securities
                                                                                      Other            Underlying        All Other
                                                                                      Annual            Options/      Compensa-tion
                                                Salary             Bonus           Compensation           SARs             ($)(4)
                                   Year           ($)             ($)(1)              ($)(2)             (#)(3)
-------------------------------- ---------- ---------------- ------------------ ------------------- ------------------ ------------
Robert~A. McCormick
Chairman, President,               2001        $950,000        $1,900,000          $362,035              264,500        $8,550,000
and Chief Executive                2000         900,000         1,665,000            94,162              264,500            --
Officer, TrustCo and               1999         850,000         1,317,500            93,148              264,500            --
Trustco Bank
-------------------------------- ---------- ---------------- ------------------ ------------------- ------------------ ------------
-------------------------------- ---------- ---------------- ------------------ ------------------- ------------------ ------------
Robert T. Cushing
Vice President, Chief              2001         340,000           680,000             24,966             105,800
Financial Officer,                 2000         315,000           582,750             26,626             105,800
TrustCo; Senior Vice               1999         300,000           465,000             20,555             105,800
President, Chief
Financial Officer,
Trustco Bank
-------------------------------- ---------- ---------------- ------------------ ------------------- ------------------ ------------
-------------------------------- ---------- ---------------- ------------------ ------------------- ------------------ ------------
Robert J. McCormick
Vice President, TrustCo;           2001         236,425           170,530              5,533              52,900
Senior Vice President,             2000         172,000            20,680              6,838              52,900
Trustco Bank
-------------------------------- ---------- ---------------- ------------------ ------------------- ------------------ ------------
-------------------------------- ---------- ---------------- ------------------ ------------------- ------------------ ------------
Nancy A. McNamara
Vice President, TrustCo;           2001         340,000           680,000            31,030              105,800
Senior Vice President              2000         315,000           582,750            35,271              105,800
Trustco Bank                       1999         300,000           465,000            40,306              105,800
-------------------------------- ---------- ---------------- ------------------ ------------------- ------------------ ------------
-------------------------------- ---------- ---------------- ------------------ ------------------- ------------------ ------------
Henry C. Collins
Secretary, TrustCo;                2001         165,000            19,800             2,805               15,870
Administrative Vice
President, General
Counsel, Trustco
Bank
-------------------------------- ---------- ---------------- ------------------ ------------------- ------------------ ------------

(1) Bonus amounts include payments to senior executive officers of TrustCo as short-term incentive compensation pursuant to the incentive program described in greater detail herein under the caption "Personnel Advisory Committee Report on Executive Compensation."

(2) Includes amounts reimbursed by TrustCo for the payment of taxes pursuant to established benefit plans.

(3) Stock Option data has been adjusted to reflect the 15% stock split on November 13, 2001, a 15% stock split on November 13, 2000, and a two for one stock split on November 12, 1999.

(4) The amendment to Robert A. McCormick's supplemental retirement agreement resulted in a constructive termination of his employment agreement, resulting in the vesting of previously accrued severance benefits in the amount of $8,550,000, as shown above. This amendment is discussed in greater detail below in the "Personnel Advisory Committee Report on Executive Compensation."



                      Option/SAR Grants in Last Fiscal Year

     The following table sets forth information with respect to each of TrustCo's executive officers concerning grants of stock options for the year ended December 31, 2001.

                                                                                                     Potential Realizable Value
                                                                                                      At Assumed Annual Rates
                                  Number of          % of Total                                     Of Stock Price Appreciation
                                  Securities        Options/SARs     Exercise or                         For Option Term(4)
                                  Underlying         Granted to       Base Price
                                 Options/SARs       Employees in      ($/Sh)(3)     Expiration            5%              10%
            Name                Granted (#)(1)     Fiscal Year(2)                      Date
----------------------------- ------------------- ------------------ ------------- -------------- --------------- -----------------
Robert A. McCormick                 264,500              30.2%          $9.75        3/16/2011        $1,621,385     $4,110,330
Robert T. Cushing                   105,800              12.1%           9.75        3/16/2011           648,554      1,644,132
Robert J. McCormick                  52,900               6.0%           9.75        3/16/2011           324,277        822,066
Nancy A. McNamara                   105,800              12.1%           9.75        3/16/2011           648,554      1,644,132
Henry C. Collins                     15,870               1.8%           9.75        3/16/2011            97,283        246,620

(1) Options, which were granted on March~16, 2001, become exercisable in five annual installments beginning March~16, 2001. Stock Option data has been adjusted for the 15% stock split on November~13, 2001.
(2) The total number of options granted in 2001 was 876,703, of which 544,870 (62.2%) were issued to the executive officers named above, 23,805 (2.7%) were issued to non-employee directors, and 308,028 (35.1%) were issued to officers and employees of TrustCo, Trustco Bank, and Trustco Savings Bank, other than the executive officers named above.
(3) Exercise or base price is equal to the mean between the closing dealer bid and asked price for the common stock as quoted by Nasdaq on the date of the grant adjusted for the 15% stock split on November 13, 2001.
(4) The amounts included reflect pre-tax gain. The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the S.E.C. and, therefore, are not intended to forecast possible future appreciation, if any, of TrustCo's stock price, including any appreciation in the event of a change in control. TrustCo's per share stock price would be $15.88 and $25.29 if it increased by 5% and 10% respectively, compounded annually over the option term.



    Aggregated Option/SAR Exercises in Last Fiscal Year, and Fiscal Year-End
                                Option/SAR Values
                                                                              Number of
                                                                              Securities
                                                                              Underlying           Value of Unexercised
                                                                             Unexercised               In-the-Money
                                                                           Options/SARs at            Options/SARs at
                                                                            FY-End (#)(3)              FY-End ($)(4)
                                 Shares Acquired           Value             Exercisable/              Exercisable/
            Name               On Exercise (#)(1)     Realized($)(2)        Unexercisable              Unexercisable
----------------------------- ---------------------- ------------------ ----------------------- ----------------------------
Robert A. McCormick                  383,959            $2,751,146        2,777,682/484,035        $19,733,681/1,431,421
Robert T. Cushing                     29,774               197,392          736,289/193,614            4,496,091/572,568
Robert J. McCormick                    --                   --               442,446/96,807            3,126,651/286,284
Nancy A. McNamara                     38,735               277,548        1,038,665/193,614            7,321,403/572,568
Henry C. Collins                       --                   --                50,811/29,042               211,648/85,885


(1) Stock Option data has been adjusted for the 15% stock split on November~13, 2001, a 15% stock split on November~13, 2000, and a two for one stock split on November~12, 1999.

(2) The amounts included reflect pre-tax gain. Amounts shown represent the difference between the stock option grant price and the market value of the stock on the date of exercise.

(3) The number of options shown includes options exercisable on December 31, 2001 or within 60 days of that date.

(4) The amounts included reflect pre-tax gain. Value of unexercised in-the-money options and SARs is based on the December~31, 2001, closing price for TrustCo common stock of $12.57.

TrustCo Retirement Plans

     Trustco Bank and Trustco Savings Bank have a defined benefit retirement plan pursuant to which annual retirement benefits are based on years of service to a maximum of 30 years and average annual earnings of the highest five consecutive years during the final ten years of service. The defined benefit retirement plan is fully funded by Trustco Bank contributions. In addition, TrustCo has a supplemental retirement plan, which is an actuarial plan, under which additional retirement benefits are accrued for eligible executive officers. Under the supplemental retirement plan, the amount of supplemental retirement benefits is based upon annual contributions which are actuarially calculated to achieve a benefit at normal retirement which approximates the differences between (i)~the total retirement benefit the participant would have received under the defined benefit retirement plan without taking into account limitations on compensation, annual benefits and years of service; and (ii)~the retirement benefit the participant is projected to receive under the defined benefit retirement plan at normal retirement. The supplemental retirement plan provides benefits based on years of service to a maximum of 40 years. The supplemental account balance of a participant on any Valuation Date on or after December 31, 2001 shall not exceed seven million dollars.

     The following table shows the approximate retirement benefits which would have been payable in 2001 to salaried employees, under both the defined benefit retirement plan and the supplemental retirement plan, assuming retirement of such person at age~65, and payment of benefits in the form of a life annuity. Earnings used in calculating benefits under these plans are approximately equal to cash amounts reflected as salary plus bonus in the Summary Compensation Table. These plans permit service and earnings to continue to be credited for employment after age~65. The benefits set forth in the following table are in addition to those which may be received as Social Security benefits. The years of service at normal retirement age~65 for the executive officers (other than Robert~A. McCormick) named in the Summary Compensation Table would be as follows: Robert~T. Cushing, 27~years; Robert J. McCormick, 33~years; Nancy~A. McNamara, 43~years; and Henry~C. Collins, 25~years.

     Robert~A. McCormick is not a participant in the supplemental retirement plan, but has a separate agreement with Trustco Bank under which additional retirement benefits are accrued. Under the terms of Mr.~McCormick's agreement, benefits are generally calculated on the actuarial basis used in the supplemental retirement plan; however, as of December 31, 2001, Mr.~McCormick's supplemental account balance was frozen at its December 31, 2001 value, except for future accruals of interest.

                                                          Pension Plan Table
                          -----------------------------------------------------------------------------------------
                                                    Annual Benefits for Years of Service
                          -----------------------------------------------------------------------------------------
       Remuneration                         10                    20                   30                    40
-------------------------------------------------------------------------------------------------------------------
            $200,000                     $36,200                $73,400              $112,000              $151,500
             400,000                      76,200                152,400               230,400               310,400
             600,000                     116,200                232,400               350,400               470,400
             800,000                     156,200                312,400               470,400               630,400
           1,000,000                     196,200                392,400               590,400               790,400
           1,200,000                     236,200                472,400               710,400               950,400
           1,400,000                     276,200                552,400               830,400             1,110,400
           1,600,000                     316,200                632,400               950,400             1,270,400
           1,800,000                     356,200                712,400             1,070,400             1,430,400
           2,000,000                     396,200                792,400             1,190,400             1,590,400
           2,200,000                     436,200                872,400             1,310,400             1,750,400
           2,400,000                     476,200                952,400             1,430,400             1,910,400
           2,600,000                     516,200              1,032,400             1,550,400             2,070,400
           2,800,000                     556,200              1,112,400             1,670,400             2,230,400
           3,000,000                     596,200              1,192,400             1,790,400             2,390,400
           3,200,000                     636,200              1,272,400             1,910,400             2,550,400
           3,400,000                     676,200              1,352,400             2,030,400             2,710,400
           3,500,000                     696,200              1,392,400             2,090,400             2,790,400


     Generally, an employee who has attained age~55 and has ten years of service has the right to elect to immediately begin receiving adjusted retirement benefits less than those indicated in the table upon any separation from service with Trustco Bank and Trustco Savings Bank. The Internal Revenue Code places a maximum limit on the benefits that can be provided under qualified retirement plans such as Trustco Bank's defined benefit retirement plan. For 2001, the annual Internal Revenue Code limit for a straight-life annuity benefit at normal retirement age was $140,000, which amount is actuarially reduced for participants who retire and begin receiving benefits early.

     Trustco Bank's supplemental retirement plan provides that supplemental benefits will be paid in a single lump sum to a participant who terminates employment for reasons other than retirement on or after his normal retirement date. A participant who retires on or after his normal retirement date may elect to be paid the supplemental benefits upon separation of service from Trustco Bank or Trustco Savings Bank in one of the benefit forms provided under the defined benefit retirement plan or in a single lump sum or installments over a five-year period. Also under the supplemental retirement plan, Trustco Bank, in its discretion, may at any time elect to make a lump sum distribution of a participant's supplemental benefit. The amount of this single payment is equal to the participant's supplemental account balance under the plan. Robert~A. McCormick's separate agreement provides that Trustco Bank, in its discretion, may at any time elect to make a lump sum distribution of his supplemental benefit.

     The supplemental retirement plan and Robert~A. McCormick's separate agreement are unfunded for tax purposes. However, Trustco Bank has established an irrevocable trust to fund its obligations under these and other executive compensation plans. Trustco Bank is required to make annual contributions to the trust, although the assets of the trust remain subject to Trustco Bank's general creditors in the event of insolvency.

Personnel Advisory Committee Report on Executive Compensation

     The Personnel Advisory Committee of Trustco Bank determines the compensation of employees and officers of TrustCo, Trustco Bank, and Trustco Savings Bank, including the executive officers named in the Summary Compensation Table that appears elsewhere in this Proxy Statement. Each of the executive officers named in the Summary Compensation Table, other than Henry C. Collins, has an employment agreement with each of TrustCo and Trustco Bank. These employment agreements are described elsewhere in this Proxy Statement.

     The Personnel Advisory Committee of the Board of Directors of Trustco Bank, the present members of which are Joseph~A. Lucarelli (Chairman),
Barton~A.~Andreoli, and William~D. Powers (none of whom was an officer of TrustCo, Trustco Bank, or Trustco Savings Bank during fiscal year 2001), furnished the following report on executive compensation to the Board of Directors of Trustco Bank, which has been adopted by TrustCo's Board of Directors for the year ended December~31, 2001:

     Under the supervision and direction of the Personnel Advisory Committee, TrustCo, Trustco Bank, and Trustco Savings Bank have developed compensation policies, plans, and programs which seek to enhance the profitability of TrustCo and Trustco Bank, and ultimately shareholder value, by aligning closely the financial interests of TrustCo's senior management with those of its shareholders. It continues to be the purpose and intent of the Personnel Advisory Committee to design a compensation program which reflects the standards of performance of Trustco Bank, with particular emphasis on setting goals tied to return on shareholder equity previously defined by the Board of Directors of Trustco Bank.

     The function of the Personnel Advisory Committee is to review the general compensation structure for the senior executive officers of Trustco Bank (Robert
A. McCormick, Robert T. Cushing, Robert J. McCormick, and Nancy A. McNamara) and to recommend to the Board of Directors of Trustco Bank the salary and benefits of such senior executive officers. The components of executive compensation for the senior executive officers include salary, bonus, stock options, and cash payments under the defined benefit retirement plan, the supplemental retirement plan, and TrustCo's Executive Officer Incentive Plan, and, in Robert A.~McCormick's case, in his separate agreement. The Personnel Advisory Committee evaluates individual performance and corporate profitability to determine the level of any compensation adjustment to take effect as of January of the following year. The Personnel Advisory Committee also identifies persons within Trustco Bank eligible to participate in the two incentive plans and the supplemental retirement plan.

     The Personnel Advisory Committee met twice during the year, on April~17, 2001 and October 16, 2001. The Stock Option Committee, whose members are the same as that of the Personnel Advisory Committee, met separately on January 16, 2001 and March~16, 2001, to (1)~identify eligible participants in the 1995 TrustCo Bank Corp NY Stock Option Plan, and (2)~award option grants for the current plan year. The Stock Option Committee considered discussions PricewaterhouseCoopers LLP had with management regarding general stock option issues and trends when formulating its final decision on grants awarded under the 1995 Stock Option Plan. PricewaterhouseCoopers LLP provided information regarding industry trends for general compensation levels and option levels in the industry. PricewaterhouseCoopers LLP is not the independent auditor for TrustCo, but provides various consulting services for TrustCo from time to time. While TrustCo does not have a target ownership level for equity holdings by its executives, the Stock Option Committee takes into account the amount and value of options currently held by eligible participants when granting option awards. Options may be granted in varying amounts so as to create relative ownership parity among the executive officers participating in the 1995 TrustCo Bank Corp NY Stock Option Plan.

     It is the aim of the Personnel Advisory Committee to determine salary and benefit levels of executive compensation principally upon the basis of overall corporate performance, although elements of corporate performance may vary from year to year in the discretion of the Personnel Advisory Committee and among executive officers. In making any such determination, the Personnel Advisory Committee will consider a number of factors including, among others, TrustCo's and Trustco Bank's return on equity, attainment of net income goals and total asset targets, overall profitability from year to year, banking experience of individual officers, scope of responsibility within the overall organization, performance and particular contributions to TrustCo and Trustco Bank during the course of the year, and other relevant factors, including involvement in community matters which may better position the organization to serve the immediate needs of Trustco Bank's market. The Personnel Advisory Committee uses broad discretion when determining compensation levels and considers all of the above criteria. It does not assign a specific weight to any of these factors when establishing salary and benefit levels.

     The Personnel Advisory Committee may also consider compensation programs offered to executives performing similar duties for competing depository institutions and their holding companies, with a particular focus on the level of compensation paid by comparable institutions. To assist in this evaluation, an industry group of twenty regional bank holding companies, which group is comprised of the institutions which constitute the SNL Financial LC Super Regional Bank Index, was identified by the Personnel Advisory Committee for performance and compensation comparisons. While Trustco Bank is comparatively smaller in terms of total asset size than some members of this peer group, the Personnel Advisory Committee believes that Trustco Bank compares favorably with these institutions in terms of overall corporate performance. The Personnel Advisory Committee further takes into consideration what it considers to be the unique size of TrustCo's executive group as compared to other financial institutions. Trustco Bank and TrustCo currently operate with five executive officers, whereas many institutions in this peer group have a larger pool of executive officers.

     During 2001, at the suggestion of Robert A. McCormick, the Personnel Advisory Committee considered and recommended major changes to the compensation of Mr. McCormick which, although triggering additional benefits under his employment agreement, are designed to significantly reduce the annual compensation paid to Mr. McCormick. Effective December 31, 2001, Mr. McCormick's supplemental retirement agreement was amended to freeze his accrued benefit at the level of such benefit as of December 31, 2001 (approximately $9,400,000) except for the future accrual of interest thereon. The amendment resulted in a constructive termination of his employment agreement, resulting in the vesting of previously accrued severance benefits totaling three times his annual salary plus bonus ($8,550,000). This amount has been deferred automatically under the Executive Officer Incentive Plan until such time as the payment of the severance benefits is no longer subject to the limitation on deductible compensation set forth in Internal Revenue Code Section 162(m). In addition, TrustCo and Trustco Bank entered into a new employment agreement with Mr. McCormick, effective January 1, 2002, pursuant to which his annual salary was reduced from $950,000 to $500,000, resulting in a corresponding reduction in his annual bonus. Mr. McCormick's new employment contract provides benefits in the event of a change in control.

     As a result of the actions taken by Mr. McCormick and the board, TrustCo and Trustco Bank will realize an annual savings of approximately $4,100,000.

     Also at the suggestion of Mr. McCormick, the Personnel Advisory Committee considered and recommended changes to the annual compensation of Robert Cushing and Nancy McNamara to reduce their annual compensation from $340,000 to $300,000, with a corresponding decrease in their annual bonuses. In addition, the accrued benefits of each senior vice president under the Supplemental Executive Retirement Plan will be subject to a cap of $7,000,000.

     The Personnel Advisory Committee recommended approval of an employment agreement for Robert J. McCormick on terms substantially the same as the terms of the amended employment agreements of Robert~T. Cushing and Nancy~A. McNamara.

     The Personnel Advisory Committee considered and recommended various amendments to benefit plans and arrangements for executives and directors, including, but not limited to, amendments relating to the vesting and timing of benefit payments in the event of a change of control. In addition, the Executive Officer Incentive Plan was amended to permit pro rata awards for executives who terminate within one year prior to or two years after a change in control that are not less than the pro rata portion for the immediately preceding year, to provide for the payment of interest and penalties if benefits are deemed taxable prior to distribution, to eliminate the automatic deferral of the payment of bonuses (payable for 2002 and thereafter) that are not deductible under Internal Revenue Code Section 162(m), and to require the automatic deferral of termination benefits under an executive's employment agreement if such amounts are not deductible under Section 162(m).

     The Personnel Advisory Committee continues to believe that Trustco Bank is better able to attract, retain, and motivate Trustco Bank's senior executive officers to achieve superior performance if a relatively large percentage of their compensation is at risk. In other words, Trustco Bank's compensation for its senior executive officers is designed with an objective of providing less total compensation when TrustCo's performance is poorer than a peer group of companies (currently, the companies comprising the SNL Financial LC Super Regional Bank Index), and providing superior total compensation when performance is superior to that of the peer group.

     In evaluating corporate performance for purposes of establishing short-term incentive compensation awards for senior executive officers under the Executive Officer Incentive Plan, the Personnel Advisory Committee evaluated TrustCo's performance as compared with TrustCo's profit plan for the year, and also evaluated financial results (generally return on equity) as compared with the index for the current year. In the opinion of the Personnel Advisory Committee, return on equity is the most significant measure of performance of TrustCo and its relative importance to shareholders. Therefore, the target pools were established to provide senior executive officers with an incentive to increase return on equity performance. The Personnel Advisory Committee then established a percentage of target pool to be paid as short-term incentive compensation under the Executive Officer Incentive Plan. The target pool payment would be made to senior executives officers based on TrustCo's return on average equity for the year. The range of target returns on average equity was from 14%, which equates to a 40% payout of base compensation, to 20% return on average equity, which equates to a 125% payout of base compensation. The incentive plan provides a 15 basis point increase in bonus payout for each 1% increase in average return on equity beyond 20%. Senior executive officers would receive no incentive compensation award for return on average equity below 14%. Return on average equity in 2001 was 25.31%

     In  consideration  of the  potential  benefits  payable under the incentive
program  described  above,   senior  executive  officers  are  not  eligible  to
participate in Trustco Bank's Profit Sharing Plan.

     The Personnel Advisory Committee's actions concerning compensation were ultimately judgments based upon the committee's ongoing assessment and understanding of TrustCo and its senior executive officers, performance of its senior executive officers, and whether or not cash payments or incentive payments would provide an appropriate award or incentive to the senior executive officers' contribution to TrustCo's past and future performance.

     With respect to total compensation paid to Robert A. McCormick during 2001, the Personnel Advisory Committee reviewed, among other criteria noted above, the consistent growth in performance and shareholder equity since his appointment as President in 1982 and Chief Executive Officer in 1984, and his ability to effectively influence and lead the executive team to attain this performance level. The Personnel Advisory Committee exercises broad discretion when considering these criteria and does not assign a specific weight to any of these factors. Mr.~McCormick did not participate in the discussions regarding his compensation.


     PERSONNEL ADVISORY COMMITTEE:
     Joseph A. Lucarelli, Chairman
     Barton A.~Andreoli
     William D. Powers

Audit Committee Report

     The Audit Committee of TrustCo's board is responsible for providing independent, objective oversight of TrustCo's accounting functions, internal controls, and financial reporting process. The Audit Committee is composed of three directors, each of whom is independent as defined by the National Association of Securities Dealers' listing standards. The Audit Committee operates under a written charter approved by the Board of Directors. A copy of the charter is attached to this Proxy Statement as Appendix A.

     Management is responsible for TrustCo's internal controls and financial reporting process. TrustCo's independent accountants, KPMG LLP ("KPMG"), are responsible for performing an independent audit of TrustCo's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee the financial reporting and audit processes.

     In connection with these responsibilities, the Audit Committee met with management and KPMG to review and discuss TrustCo's December~31, 2001 consolidated financial statements. The Audit Committee also discussed with KPMG the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees) and received the written disclosures from KPMG required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

     Audit Fees. KPMG billed TrustCo for audit fees of $189,000 for professional services rendered in connection with the audit of TrustCo's consolidated financial statements for the fiscal year ended December 31, 2001 and the limited reviews of the interim consolidated financial statements included in TrustCo's quarterly Forms 10-Q.

     Financial Information Systems Design and Implementation Fees. There were no financial information systems design and implementation fees billed to TrustCo by KPMG for services rendered during the fiscal year ended December 31, 2001.

     Other Fees. Additional fees billed to TrustCo by KPMG for various services during the fiscal year ended December 31, 2001 were as follows: $143,030 for tax return preparation and related issues, $10,760 for fees associated with tax examination issues, $27,585 for audits of benefit plans and compensation/benefit issues, $19,260 for fees in relation to the completed acquisition of Landmark Financial Corp., $17,295 for fees in relation to business acquisitions, and $7,645 for fees related to other nonaudit matters.

     The Audit Committee discussed KPMG's independence with KPMG and has considered whether the nonaudit services provided by KPMG during the fiscal year ended December 31, 2001 were compatible with maintaining KPMG's independence. The committee has concluded that the nonaudit services provided do not impair the independence of KPMG.

     Based upon the Audit Committee's discussions with management and the independent accountants, and its review of the information described in the preceding paragraph, the Audit Committee has recommended that the Board of Directors include the audited consolidated financial statements in TrustCo's Annual Report on Form 10-K for the year ended December 31, 2001, to be filed with the Securities and Exchange Commission.

     AUDIT COMMITTEE:
     Richard J. Murray, Jr., Chairman
     James H. Murphy, D.D.S.
     William J. Purdy

Share Investment Performance

     The following graphs show changes over five-year and ten-year periods in the value of $100 invested in: (1)~TrustCo's common stock; (2)~the Standard & Poor's 500 index; and (3)~an industry group of twenty other regional bank holding companies compiled by SNL Financial LC, called the Super Regional Bank Index. The ten-year period is presented in addition to the five-year period required by the S.E.C. because it provides additional perspective. TrustCo management believes that longer term performance is of greater importance to TrustCo shareholders. The banks comprising the Super Regional Bank Index are:
AmSouth Bancorp, BB&T Corp., Comercia Inc, Fifth Third Bancorp, First Tennessee National Corp., Huntington Bancshares Inc., KeyCorp, M&T Bank Corp., Marshall & Ilsley Corporation, National City Corp., PNC Financial Services Group, Popular Inc, Regions Financial Corp., SouthTrust Corp., SunTrust Banks Inc, Union Planters Corp., U.S. Bancorp, Wachovia Corp., Wells Fargo & Co., and Zions Bancorp.

     The year-end pre-tax values of each investment are based on share price appreciation plus dividends paid, with cash dividends reinvested the date they were paid.

                              TrustCo Bank Corp NY

                            Total Return Performance


                                [graph omitted]

                                  Period Ending
             -------------------------------------------------------------------
Index                 12/31/96  12/31/97  12/31/98  12/31/99  12/31/00  12/31/01
--------------------------------------------------------------------------------
TrustCo Bank Corp NY    100.00    153.67    202.36    186.00    206.70    257.51
S&P 500                 100.00    133.37    171.44    207.52    188.62    166.22
Super-Regional Banks    100.00    145.12    156.47    127.71    159.48    154.90


SNL Securities LC
2002


                              TrustCo Bank Corp NY

                            Total Return Performance


                                 [graph omitted]




                                                                      Period Ending
                      -------------------------------------------------------------------------------------------------------------
Index                12/31/91  12/31/92  12/31/93  12/31/94  12/31/95  12/31/96  12/31/97  12/31/98  12/31/99  12/31/00  12/31/01
------------------------------------------------------------------------------------------------------------------------------------
TrustCo Bank Corp NY   100.00    130.49    183.38    188.83    260.86    304.55    468.02    616.28    566.48    629.50    784.24
S&P 500                100.00    107.62    118.47    120.03    165.13    202.89    270.59    347.84    421.04    382.69    337.23
Super-Regional Banks   100.00    127.80    133.70    126.47    197.28    273.43    396.80    427.82    349.18    436.06    423.53


SNL Securities LC
2002

Employment Contracts and Termination of Employment Arrangements

     TrustCo and Trustco Bank have entered into employment agreements with Robert~A. McCormick, Robert~T. Cushing, Robert J. McCormick, and Nancy~A. McNamara.

     McCormick Employment Agreement

     Mr. McCormick's current employment agreement was executed as of January~1, 2002. The Agreement renews on January 1, 2005 and on January 1 of each third year thereafter for a three-year term until Mr. McCormick receives a non-renewal notice or he reaches the mandatory retirement age of 70 (or the then-mandatory retirement age, whichever is greater).

     Mr. McCormick's employment agreement provides that his annual compensation will be his annual base salary plus his executive incentive bonus as they are negotiated with TrustCo and Trustco Bank. The annual base salary may not be less than Mr. McCormick's annual base salary for the preceding calendar year (except in the initial year of the agreement). Mr.~McCormick is entitled to participate fully in any disability, death benefit, retirement, executive incentive compensation, or pension plans maintained by TrustCo and/or Trustco Bank. However, as described in greater detail herein under the caption "Personnel Advisory Committee Report on Executive Compensation," Mr.~McCormick has ceased to be eligible to participate in the Trustco Bank Profit Sharing Plan in consideration of the potential benefits under the TrustCo Executive Officer Incentive Plan described above. In the event Mr. McCormick's employment is terminated within twelve months prior to or two years after a change in control, for any reason, other than good cause, or retirement at the mandatory retirement age, then he shall receive an amount equal to 2.99 times his then-current annual compensation, to be paid in a single lump sum within ten days of his termination. Upon the announcement of a change in control, Mr. McCormick may notify TrustCo and Trustco Bank of his intent to terminate employment as of the date of the change in control and receive his termination benefits no later than fifteen days prior to consummation of the change in control. Mr. McCormick is also entitled to the pro rata portion of his annual award under the Executive Officer Incentive Plan, payable no later than 15 days prior to the closing date of the change in control or, if the change in control is unannounced, within ten days after the change in control. Mr. McCormick's employment agreement also provides for a gross-up payment in the event that the amounts payable to him upon his termination under the employment agreement or any other agreement are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.

     Upon termination of his employment due to retirement or disability, TrustCo and/or Trustco Bank shall provide to Mr. McCormick and his wife, for the rest of Mr. McCormick's life, or the life of his spouse, the same health insurance benefits provided to Mr. McCormick and his family by TrustCo and Trustco Bank under their medical insurance plan prior to his termination. TrustCo and Trustco Bank will also provide to Mr. McCormick for his life the same life insurance benefits provided to retirees by TrustCo and Trustco Bank under their life insurance plan.

     Mr. McCormick's employment agreement defines termination to include (a)~any reduction in Mr. McCormick's then-current annual compensation (including executive incentive compensation), disability, death, retirement, pension, or profit sharing benefits (unless such reductions shall be applied to all Trustco Bank employees as part of a validly adopted plan of cost containment), or his responsibilities or duties; (b)~either TrustCo's or Trustco Bank's relocation or a change in Mr. McCormick's base location; (c)~receipt of a non-renewal notice pursuant to Mr. McCormick's employment agreement; or (d)~the unilateral election of Mr. McCormick to terminate his employment agreement. Notwithstanding the foregoing, the parties to Mr. McCormick's employment agreement have agreed that Mr. McCormick's ineligibility to participate in the Trustco Bank Profit Sharing Plan shall not have effected a termination of such employment agreement.

     Senior Executive Officers' Employment Agreements

     The employment agreements for TrustCo's executive officers named in the Summary Compensation Table (except for Henry C. Collins, who does not have an employment agreement), were executed as of January 1, 2002 and include terms substantially similar to the terms of Robert~A. McCormick's employment agreement (which is described above).

          General Provisions

     In addition to termination payments for Mr. McCormick and the named executive officers, each employment agreement provides for (a)~the payment in full of each employee's compensation due, including retirement, pension, and profit sharing plans, through the termination date, (b)~the continuation of health insurance benefits for the longer of the executive's life or the life of his spouse and group life insurance benefits for the executive, (c)~the cost of any legal expenses as a result of such termination, and (d) the transfer of the executive's company car (at book value) and country club membership.

Performance Bonus Plan

     Under the TrustCo Bank Corp NY Performance Bonus Plan, officers and key employees of TrustCo and its subsidiaries are eligible to be awarded units, the value of which is based upon the appreciation in value of TrustCo's common stock between the date of the award and the occurrence of a "change in control" as defined in the plan. The units so awarded vest, and payments under the plan are to be made, fifteen days prior to the closing date of an announced change in control or upon the occurrence of an unannounced change in control or upon a participant's termination of employment with TrustCo within the year prior to a change of control. In 1997, Robert~A. McCormick was awarded 1,399,205 units, and Robert~T. Cushing and Nancy~A. McNamara were each awarded 524,702 units, all at a base price of $5.95 per unit (after adjustment for the 15% stock split on November~13, 2001, a 15% stock split on November~13, 2000, and a two for one stock split on November~12, 1999).

     THE TRUSTCO BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE TRUSTCO DIRECTOR NOMINEES AS TRUSTCO DIRECTORS, WHICH IS ITEM 1 ON THE TRUSTCO PROXY CARD.



     Item 2. Ratification of the Appointment of Independent Auditors

     KPMG were the independent auditors for TrustCo for the year ended December~31, 2001, and the Board of Directors has again selected and appointed them as the independent auditors for the year ending December~31, 2002. A resolution will be presented at the Annual Meeting to ratify their appointment as independent auditors. The independent auditors will report on the consolidated financial statements of TrustCo for the current calendar year and will perform such other non-audit services as may be required of them. Representatives of KPMG are expected to be present at the Annual Meeting to make a statement if they so desire and are also expected to be available to respond to appropriate questions that may be raised.

     During the year ended December~31, 2001, KPMG provided various audit and non-audit professional services to TrustCo. Audit services so provided included examination of the consolidated financial statements of TrustCo, review, assistance, and consultation in connection with the filing of the Form 10-K Annual Report with the S.E.C., and assistance with accounting and financial reporting requirements. Nonaudit services so provided included the preparation and planning of corporate tax returns, audits of benefit plans and compensation issues, and assistance in relation to potential business acquisitions. Please refer to the report of TrustCo's Audit Committee, provided above.

Vote Required

     The affirmative vote of a majority of all of TrustCo's issued and outstanding shares of common stock is required to ratify the appointment of KPMG as TrustCo's independent auditors for the year ending December~31, 2001.

     THE TRUSTCO BOARD RECOMMENDS THAT TRUSTCO SHAREHOLDERS VOTE FOR THIS PROPOSAL, WHICH IS ITEM~2 ON THE TRUSTCO PROXY CARD.

Item 3.  Other Matters

     TrustCo's Board of Directors is not aware of any other matters that may come before the Annual Meeting. However, the proxies may be voted with discretionary authority with respect to any other matters that may properly come before the Annual Meeting.

S.E.C. FORM 10-K:

     TrustCo will provide without charge a copy of its annual report on Form 10-K upon written request. Requests and related inquiries should be directed to:
Henry C. Collins, Secretary, TrustCo Bank Corp NY, P.O. Box 1082, Schenectady, New York 12301-1082.

Ownership of TrustCo Common Stock by Certain Beneficial Owners

     TrustCo is not aware of any person who, as of the date hereof, is the beneficial owner of more than 5% of its common stock.

     At March~1, 2002, the Trust Department of Trustco Bank held 4,549,724 shares of TrustCo common stock as executor, trustee, and agent (6.32% of outstanding shares) not otherwise reported in this Proxy Statement. Neither TrustCo nor Trustco Bank has any beneficial interest in these shares.

Transactions with TrustCo and Trustco Bank Directors, Executive Officers and Associates

     Some of the directors and executive officers of TrustCo and Trustco Bank, and some of the corporations and firms with which these individuals are associated, are also customers of Trustco Bank in the ordinary course of business, or are indebted to Trustco Bank in respect to loans of $60,000 or more, and it is anticipated that they will continue to be customers of and indebted to Trustco Bank in the future. All such loans, however, were made in the ordinary course of business, do not involve more than normal risk of collectibility, do not present other unfavorable features, and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable Trustco Bank transactions with unaffiliated persons. As of March~1, 2002, the total amount of such loans represented 1.57% of shareholders' equity of TrustCo.

Insurance for Indemnification of Officers and Directors

     TrustCo renewed insurance for the indemnification of its executive officers and directors and executive officers and directors of Trustco Bank from AIG effective for the one-year period from October~10, 2001 to October~10, 2002. The cost of this insurance was $65,110, and coverage is provided to all executive officers and directors of TrustCo, Trustco Bank, and Trustco Savings Bank. TrustCo's Board of Directors has no knowledge of any claims made or sum paid pursuant to such insurance policy during 2001.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires TrustCo's directors and executive officers, and persons who own more than 10% of a registered class of TrustCo's equity securities to file initial reports of ownership and reports of changes of ownership in TrustCo's common stock and other equity securities with the S.E.C. and to furnish TrustCo with copies of all Section 16(a) reports they file.

     Based solely on a review of the copies of such reports furnished to TrustCo, and written representations that no other reports were required during the fiscal year ended December~31, 2001, all Section 16(a) filing requirements have been met, except Robert J. McCormick did not timely file a Section 16(a) report with respect to shares owned by a minor child. (A Form 3 filed by Robert
J. McCormick on February 6, 2001, inadvertently omitted shares owned by a minor child.)

                              SHAREHOLDER PROPOSALS

     Shareholder proposals to be considered for inclusion in a proxy statement in connection with any forthcoming annual meeting of shareholders of TrustCo must be submitted to TrustCo on a timely basis. Proposals for inclusion in TrustCo's proxy statement and form of proxy for the annual meeting of shareholders expected to be held in May of 2003 must meet the requirements established by the Securities and Exchange Commission for shareholder proposals and must be received by TrustCo at its principal executive offices no later than December~6, 2002. Proposals intended to be considered at the 2003 annual meeting but that are not to be included in TrustCo's proxy statement must be received at TrustCo's principal executive offices not later than February~19, 2003. Any such proposals, together with any supporting statements, should be directed to the Secretary of TrustCo.

                              TRUSTCO SHAREHOLDERS

     TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING TRUSTCO PROXY CARD IN THE ENVELOPE PROVIDED. IF YOU PLAN TO ATTEND THE ANNUAL MEETING AND ARE A SHAREHOLDER OF RECORD, PLEASE MARK THE PROXY CARD APPROPRIATELY AND RETURN IT. HOWEVER, IF YOUR SHARES ARE NOT REGISTERED IN YOUR OWN NAME, PLEASE ADVISE THE SHAREHOLDER OF RECORD (YOUR BANK, BROKER, ETC.) THAT YOU WISH TO ATTEND. THAT FIRM MUST PROVIDE YOU WITH EVIDENCE OF YOUR OWNERSHIP, WHICH WILL ENABLE YOU TO GAIN ADMITTANCE TO THE ANNUAL MEETING.

                                   APPENDIX A.


                             AUDIT COMMITTEE CHARTER

     The Audit Committee is appointed by the Board of Directors to assist the Board in monitoring (1) the integrity of the consolidated financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements, and (3) the independence and performance of the Company's internal and external auditors. The members of the Audit Committee shall meet the independence and experience standards of both The Federal Deposit Insurance Corporation Improvement Act and The National Association of Securities Dealers. The members of the Audit Committee shall be appointed by the Board of Directors.

     The Audit Committee may request any officer or employee of the Company or the Company's independent auditor to attend a meeting of the Committee.

     The Audit Committee shall meet at least three times annually, or more frequently as circumstances dictate. The Committee will make regular reports to the Board.

          The Audit Committee shall:

          1. Review and assess the adequacy of this charter and recommend any proposed changes to the Board for approval.

          2. Review the annual audited consolidated financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of the internal controls that could significantly affect the Company's financial statements.

          3. Review with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures impacting the Company's consolidated financial statements.

          4.  Review  with  management  the  Company's  quarterly   consolidated
          financial statements and Form 10-Q filings, including the results of the independent auditor's review.

          5. Evaluate the performance of the independent auditor and recommend that the Board either appoint or replace the independent auditor.

          6. Meet with the independent auditor prior to the audit to review the planning for the engagement.

          7.  Receive  reports  from  the  independent   auditor  regarding  the
          auditor's independence.

          8. Obtain from the independent auditors the required disclosures regarding any material misstatement of the Consolidated Financial Statements and to the extent that they come to their attention, any instances of fraud or illegal acts which are required to be disclosed in accordance with the Private Securities Litigation Reform Act of 1995.

          9. Review the appointment of the Company's internal auditor.

          10. Review the significant reports to the Committee prepared by the internal auditor and management's responses.

          11. Review and recommend the internal audit program for Board approval.

          12. Discuss with the independent auditor the matters required to be discussed by the Statement on Auditing Standards No. 61 relating to the conduct of the audit.

          13. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

               a. Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information, and any disagreements with management.

               b. Any significant changes required in the scope of the audit.

               c. Any significant recommendations concerning the internal audit program.

          14. Review with the Company's General Counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies, and any material reports or inquires received from regulators or governmental agencies that have not been previously reviewed by the full Board of Directors.

          15. Report to the Board of Directors (as required by the Comptroller of the Currency) on the performance of supervisory and audit functions in relation to fiduciary activities.

          16. Prepare any report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's consolidated financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.



March 19, 2002

APPENDIX B



                             TRUSTCO BANK CORP NY
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                  May 20, 2002

The Board of Directors recommends a vote "FOR" proposals 1 and 2  below.

1. Election of Robert T. Cushing, Richard J. Murrray, Jr., and William D. Powers as directors for three-year terms.

  [ ]  FOR ALL
  [ ]  WITHHELD FOR ALL
  [ ]  FOR ALL EXCEPT the following nominees:__________________________________


2.  Ratification of the Appointment of KPMG LLP as Independent Auditors

  [ ]  FOR
  [ ]  AGAINST
  [ ]  ABSTAIN




SPECIAL NOTES
  [ ] I plan to attend meeting.     [ ] I plan to bring a guest.
  [ ] Comments on reverse side

SIGNATURES___________________________________ DATE_______________, 2002

Please sign and date this proxy card exactly as your name(s) appears above and return it promptly whether or not you plan to attend the meeting. If signing for a corporation or partnership or as an agent, attorney or fiduciary, indicate the capacity in which you are signing. If you do attend the meeting and decide to vote by ballot, such vote will supersede this proxy.




THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TRUSTCO BANK CORP NY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD AT TRUSTCO BANK CORP. NY, TRUST BUILDING, - 6TH FLOOR, 192 ERIE BOULEVARD, SCHENECTADY, NEW YORK, ON MAY 20, 2002.

The undersigned hereby appoints M. Norman Brickman and William F. Terry, and each of them, the proxy or proxies of the undersigned, with full power of substitution, to vote all shares of common stock of TrustCo Bank Corp NY which the undersigned is entitled to vote at the Annual Meeting, and at any adjournments or postponements thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Please sign and date this proxy card on the reverse side and mail promptly in the enclosed postage-paid envelope. If you do not sign and return a proxy or attend the meeting and vote by ballot, your shares cannot be counted.

Comments:_______________________________________________________________________
 _______________________________________________________________________________
 _______________________________________________________________________________
 _______________________________________________________________________________

(If you have written in the above space, please mark the "Comments" box on the other side of this card.)